EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-283106) of our report dated March 31, 2025, with respect to the consolidated financial statements of JFB Construction Holdings included in this Annual Report on Form 10-K as and for the years ended December 31, 2024 and 2023.

/s/ M&K CPAS, PLLC

www.mkacpas.com

The Woodlands Texas

March 31,2025